                                                           Exhibit No. EX-99.p.8

WELLS CAPITAL MANAGEMENT
[GRAPHIC OMITTED]

                                 CODE OF ETHICS
                   POLICY ON PERSONAL SECURITIES TRANSACTIONS
                                       AND
                                 INSIDER TRADING

                                 o    Be ethical
                                 o    Act Professionally
                                 o    Improve competency
                                 o    Exercise Independent Judgment

                                  Version 10.06

I INTRODUCTION

I.1 Code of Ethics

Wells Capital Management (WellsCap),  as a registered investment adviser, has an obligation to maintain a policy governing personal  securities  transactions and insider trading by its officers and employees. This Code of Ethics and Policy on
Personal  Securities  Transactions  and Insider Trader ("Code") is adopted under
Rule 17j-1 of the  Investment  Company Act and Section  204A-1 of the Investment
Advisers Act. This Code outlines the policies and procedures for such activities based on the recognition that a fiduciary  relationship  exists between WellsCap and its clients. All references in this Code to employees,  officers, directors, accounts, departments and clients refer to those of WellsCap.

In addition to the Code,  please refer to the policies  outlined in the Handbook for Wells Fargo Team  Members  and the Wells Fargo Code of Conduct and  Business
Ethics applicable to all Wells Fargo employees.

Acknowledgement of, and compliance with, this Code is a condition of employment.
A copy of the Code and  applicable  forms are available on  WellsCap's  intranet site: capzone.wellsfargo.com.

As an employee, you must-
     o    Be ethical
     o    Act professionally
     o    Improve competency
     o    Exercise independent judgment

To avoid conflicts of interest,  WellsCap employees,  officers and directors are required to disclose to the Compliance Group all pertinent  information  related to  reportable  accounts,  outside  business  activities,  gifts  received  from clients/vendors and other Code related information.

WellsCap Access Persons may request in writing special  circumstance  exemptions from  the  Code of  Ethics.  The  Code of  Ethics  Administrator  and the  Chief
Compliance Officer will evaluate each request on an individual basis and provide approval or denial in writing.

I.2 "Access Persons"

For purposes of this Code,  all  employees,  officers and  directors of WellsCap
(including  independent  contractors,  when  appropriate)  are  considered to be
"Access  Persons" and subject as a result to the policies and procedures set out in this Code.  The list of Access  Persons will be updated  regularly  but in no event less frequently than quarterly.

I.3  "Beneficial Ownership"

Personal  securities  transaction reports must include all accounts in which you have a beneficial  interest or over which you exert direct or indirect  control, including -

o    accounts of immediate family members in the same household; and
o    any other  account,  including  but not limited to those of  relatives  and friends, over which you exercise investment discretion.

Direct and indirect control and beneficial  interest may be further construed to include accounts for which an Access Person is sole owner, joint owner, trustee, co-trustee, or attorney-in-fact.

II PENALTIES

II.1 Violations of the Code

The firm's Chief Compliance  Officer will report  violations of the Code monthly to  the  President  and  to  clients  upon  request.  Each  Access  Person  must immediately  report  to the Chief  Compliance  Officer  any known or  reasonably suspected violations of this Code of which he or she becomes aware.

II.2 Penalties

Penalties  for  violation  of this  Code may be  imposed  on Access  Persons  as follows:

o    Minor Offenses -
     >>   First minor offense - Verbal warning;
     >>   Second minor offense - Written notice;
     >>   Third  minor  offense -  $1,000.00  fine to be  donated  to the Access
          Person's charity of choice*.

Minor offenses  include the following:  late submissions of or failure to submit quarterly trade reports and signed  acknowledgments  of Code of Ethics forms and
certifications,   failure  to  request  trade  pre-clearance,   and  conflicting
pre-clearance request dates versus actual trade dates.

o    Substantive Offenses -
     >>   First substantive offense - Written notice;
     >>   Second  substantive  offense  -  $1,000  or  disgorgement  of  profits
          (whichever is greater) to be donated to the Access Person's charity of choice*;
     >>   Third  substantive  offense - $5000  fine or  disgorgement  of profits
          (whichever is greater) to be donated to the Access Person's charity of choice* or termination of employment and/or referral to authorities.

Substantive  offenses  include  the  following:  unauthorized  purchase/sale  of restricted  securities  outlined in the Code,  violations of seven-day blackouts and short-term trading for profit (60-day rule).

The number of offenses is  determined  by the  cumulative  count over a 12 month period.

o    Serious Offenses -
     A Portfolio Manager trading with insider information and/or "front running"
     a client or fund that he/she  manages is  considered  a "serious  offense".
     WellsCap  will take  appropriate  steps  that may  include  termination  of employment and referral to governmental authorities for prosecution.

WellsCap  may  deviate  from  the  penalties  listed  in the Code  where  senior management determines that a more or less severe penalty is appropriate based on the specific  circumstances  of that case.  Any  deviations  from the  penalties listed in the Code, and the reasons for such deviations,  will be documented and maintained in the Code of Ethics files.

* The fines  will be made  payable  to the  Access  Person's  charity  of choice
(reasonably  acceptable  to Wells Fargo) and turned over to  WellsCap,  which in turn will mail the donation check on behalf of the Access Person.

II.3 Dismissal and /or Referral to Authorities

REPEATED  VIOLATIONS  of the  Code may  result  in  dismissal.  In  addition,  a violation of the law, such as fraud or insider trading, will result in immediate dismissal and referral to authorities.

III EMPLOYEE TRADE PROCEDURES

III.1 Pre-clearance

o    ALL Access Persons in the firm must pre-clear  their personal  transactions in the securities specified in Section III.5 using the iTrade system. It is the responsibility of the Access Person to ensure that Compliance  receives pre-clearance requests.
o    E-mail  (FALLSCMP@wellscap.com) or telephone requests will only be accepted for those  employees  who are on formal  leave of absence  or on PTO.  When submitting  requests via e-mail or  telephone,  at A MINIMUM,  indicate the following information
     (a)  Transaction Type: BUY or SELL
     (b)  Security Name (include  coupon rate and maturity date for fixed income securities) and Ticker or CUSIP
     (c)  Share  amount to be traded and the  account  number in which the trade will occur
     (d)  Security Type: Common Stock, Options, or Bonds
o    Requests from beneficial  account holders outside the firm must be made via the appropriate Access Person (i.e., spouse, family member who is an Access
     Person).  The  Compliance  Group will not accept  requests from  non-Access
     Persons.
o    Requests may be submitted  from 4:00 am (Pacific)  until an hour before the market closes for the day,  however,  requests will be processed  beginning
     7:00 am  (Pacific).  Barring any problems with systems  access (i.e.,  SEI,
     Advent/Moxy, CRD) or other unusual circumstances, responses will be made no later than one hour from receipt of the request.
o    Pre-cleared  trades  are  valid  for the same day for up to the  amount  of shares  requested for a specific  account.  Additional  amount of shares or trades for a different  account  will require an  additional  pre-clearance request. No exceptions.
o    Pre-clearance  does not eliminate the  possibility of a potential  conflict appearing after the execution of an employee trade. Trades will be screened for blackout violations and other conflicts, but quarter end review of each personal trade may reveal  conflicts  which the  pre-clearance  process was unable to detect.
o    The use of the electronic systems ensures that each  pre-clearance  request is  date-stamped,  and it is the  responsibility  of each Access  Person to ensure  that the  pre-clearance  request  has  been  received  by  WellsCap
     Compliance.

CERTAIN PERSONAL SECURITIES  TRANSACTIONS SHOULD BE REPORTED WHETHER PRE-CLEARED
OR NOT (SEE SECTION III.5 FOR DETAILS).

III.2 Trade Reports

o    Quarterly Trade Reports which list personal securities transactions for the quarter  must be  submitted  by Access  Persons  NO LATER THAN THE 30TH DAY
     AFTER THE END OF EACH CALENDAR  QUARTER.  This 30-day deadline is a FEDERAL
     REQUIREMENT and includes weekends and holidays.  If the 30th day falls on a weekend  or a  holiday,  the  report is due the  business  day  IMMEDIATELY
     PRECEDING this deadline.
o    Quarterly  Trade Reports must be submitted using the Quarterly Trade Report
     form   to   Wells    Capital    Compliance,    either    via    email   (to
     FALLSCMP@wellscap.com)  or via MAC (N9882-027).  IF THERE ARE NO ACTIVITIES
     FOR  THE  QUARTER,  A  REPORT  INDICATING  SUCH  IS  STILL  REQUIRED  TO BE
     SUBMITTED.
o    Compliance will request  duplicate copies of trades confirms and monthly or quarterly brokerage account statements to be forwarded to Compliance.  If a broker is unable to directly send  duplicate  copies,  the Access Person is responsible  for submitting the required  documentation  with the Quarterly
     Trade Report.
o    When opening or closing  brokerage  accounts,  please notify  Compliance in writing  (quarterly)  by using the  Acknowledgment  of Reportable  Accounts form.

Forms relating to the Code of Ethics are available in WellsCap's  intranet site:
capzone.wellsfargo.com.

III.3 Personal Securities Transactions - Equity Portfolio Managers

In addition to  pre-clearance  by the Compliance  Group,  prior approval must be obtained  from the  Chief  Compliance  Officer  if an Equity  Portfolio  Manager
request to sell a security in his/her personal account when:

o    The same security is held in the equity  portfolio that is directly managed by the Portfolio Manager; or

o    The  Portfolio  Manager  is  purchasing  the same  security  for an  equity portfolio for which he/she makes investment decisions.

WellsCap Compliance will review  pre-clearance  requests for purchases and sales of securities  that are common between  personal  holdings and equity  portfolio holdings directly managed by the Portfolio Manager. Pre-clearance trades will be screened for blackout violations,  front-running,  other  conflicts/trends,  and
60-day rule violations.

III.4 Post-review

WellsCap  Compliance  will  match any  broker  confirms/statements  received  to pre-clearance  requests.  Discrepancies will be documented and may be subject to censures, as outlined in the PENALTIES section of this Code.

Access Person transactions will also be screened for the following:

o    Same day trades:  Transaction  occurring on the same day as the purchase or sale of the same security in a managed account (For all securities).
o    -7-day Blackout period: Transaction up to and including seven calendar days before and after the purchase and/or sale of the same security in a managed account as described in Sec IV.3 of the Code (For non-S&P500 securities).
o    Short-term trading profits: The purchase and sale, and sale and purchase of the same  security  (including  Wells Fargo  mutual  funds and other mutual funds subadvised by WellsCap;  excluding money market funds) within 60 days resulting in a net profit. Access Persons are responsible for ensuring that the 60-day  rule is observed  when sale  requests  are made for  securities previously purchased, or vice versa.
o    Front  running:  Trading  ahead of, or  "front-running,"  a client or Wells
     Fargo mutual fund order in the same security; or taking a position in stock index  futures or options  contracts  prior to buying or selling a block or
     securities  for  a  client  or  proprietary   mutual  fund  account  (i.e.,
     self-front running).

Other potential  conflicts:  Certain transactions may also be deemed in conflict with  the  Code  and  warrant  additional  review  depending  on the  facts  and circumstances of the transaction.

III.5 Pre-Clearance and Reporting Requirements

The table below indicates pre-clearance and reporting requirements. Requirements for all other security type transactions must be checked with Compliance.

Security Type                       Pre-Clearance    Qtrly
                                                     Reporting
Equity transactions (1)             Yes              Yes
Fixed Inc transactions (6)          Yes              Yes
Wells Fargo stock(4)                No               Yes
Open-end non-proprietary MF         No               No
Wells Fargo MF and
MFsub-advised by
WellsCap (2)                        No               Yes
Close-end MF                        Yes              Yes
ETFs (open-end and UIT)             No               Yes
US Tsy/Agencies                     No               No
Holders (5)                         Yes              Yes
Short term/cash equiv.              No               No
SPP/DRIPs                           No               Yes
Employee 401K (3)                   No               Yes
Private funds managed               No               Yes
by WellsCap

(1)Including options.
(2)Reporting excludes money market funds.
(3)Requires only reporting changes in investment options
(4)Excluding 401K plans.
(5) Required only when selling a specific security from the holders group
(6) Municipal bonds rated A or higher do not need to be pre-cleared.

III.6 Confidentiality

All  reports  of  personal  securities  transactions,  holdings  and  any  other information  filed  pursuant to this Code will be kept  CONFIDENTIAL,  provided, however that such information is also subject to review by appropriate  WellsCap
personnel   (Compliance  and/or  Senior  Management)  and  legal  counsel.  Such information  will also be provided to the  Securities  and  Exchange  Commission
("SEC") or other government  authority when properly  requested or pursuant to a court order.

III.7 Acknowledgement of Reportable Accounts

All Access Persons are required to submit a list of all  reportable  accounts as required by the Code at the time of hire.  Reportable accounts are all brokerage accounts,  plus any account  capable of holding Wells Fargo Funds or Wells Fargo sub-advised funds. In addition, Access Persons are responsible for ensuring that any newly opened or closed accounts are communicated to Compliance by the end of the quarter.  For reporting purposes,  complete the Acknowledgment of Reportable
Accounts form.

III.8 Initial and Annual Holdings Report

All Access  Persons  are  required  to report all  activity  in their  brokerage accounts,  including 401k accounts and a statement of holdings,  including Wells
Fargo mutual fund  accounts  and Wells Fargo  sub-advised  mutual fund  accounts
(subject  to Code  requirements)  within 10 days of start date and  annually.  A broker  statement will suffice in lieu of a separate  initial or annual holdings report.  The Access Person is responsible for ensuring that Compliance  receives duplicate copies of statements and/or confirms if those are sent directly by the brokers.

IV RESTRICTIONS

The following are WellsCap's restrictions on personal trading:

IV.1 Restricted Securities

Restricted Securities

       SECURITY TYPE                              PURCHASE                                          SALE
------------------------------------ --------------------------------------------- ------------------------------------------------
A.   S&P500 stocks                   PERMITTED                                     PERMITTED ,
                                     >>  Subject to same day blackout during       subject to the following:
                                         execution of client trades (except        >>  Same-day blackout during execution of client
                                         program trades).  MUST PRE-CLEAR.             trades (except program trades). MUST
                                                                                       PRE-CLEAR.
                                                                                   >>  For equity fund manager, approval is
                                                                                       required.  Refer to Section III.3.
------------------------------------ --------------------------------------------- ------------------------------------------------
B.  Any security not included        PERMITTED                                     PERMITTED, subject to the following:
    in the S&P500 above              >>  Subject to pre-clearance requirements.    >>  Pre-clearance requirements.
                                                                                   >>  For equity fund manager, approval is
                                                                                       required.  Refer to Section III.3.
------------------------------------ --------------------------------------------- ------------------------------------------------
C.  Automatic investment programs    PERMITTED                                     PERMITTED
    or direct stock purchase plans   >>  Subject to Code of Ethics reporting       >>  Subject to Code of Ethics preclearance
                                         requirements.                                 requirements.
------------------------------------ --------------------------------------------- ------------------------------------------------
D.  Initial Public Offerings (IPOs)  PROHIBITED                                    PERMITTED, ONLY
    (An IPO is corporation's first                                                 >>  If security held prior to Wells Capital
    offering of a security                                                             employment and/or version 9.99 of the Code,
    representing shares of the                                                         sales subject to pre-clearance requirements.
    company to the public)
------------------------------------ --------------------------------------------- ------------------------------------------------
E.  Private Placements
    (A private placement is an       >>  Private placements issued by a client     >>  Private placements issued by a client are
    offer or sale of any security        are prohibited.  All other private            prohibited. All other private placements
    by a brokerage firm not              placements must be approved and reviewed      must be approved and reviewed by Compliance
    involving a public offering,         by Compliance and the Chief Investment        and the Chief Investment Officer/ President.
    for example, a venture capital       Officer/ President.
    deal)
------------------------------------ --------------------------------------------- ------------------------------------------------
G.  Options (other than employee     PROHIBITED                                    PROHIBITED
    stock options), puts, calls,
    short sales, futures contracts
    or other similar transactions
    involving securities issued by
    Wells Fargo & Company

IV.2 Short-Term Trading Profits (60 Day Trading Rule)

The  purchase  and  sale,  and the  sale  and  purchase,  of the  same  security
(including  Wells  Fargo  mutual  funds and other  mutual  funds  subadvised  by
WellsCap,  excluding money market funds) within 60 calendar days and at a profit are PROHIBITED.
     o    This restriction applies without regard to tax lot considerations;
     o    For purposes of determining  whether a sale of securities results in a loss,  the lowest price paid on a conflicting  buy will be the highest price at which the shares may be sold for this exception;
     o    For purposes of determining  whether a purchase of securities  results in a loss,  the highest price  received on a conflicting  sale will be the  lowest  price at  which  new  shares  may be  purchased  for this exception;
     o    Exercised options are not restricted,  however, purchases and sales of options occurring within 60 days resulting in profits are PROHIBITED;
     o    Exceptions  require  advance  written  approval  from the firm's Chief
          Compliance Officer (or designee).

Profits from any sale before the 60-day period expires may require disgorgement.
Please refer to "Penalties", section II of this Code, for additional details.

IV.3 Blackout Periods

For securities in the S&P 500 stocks, a same-day  firm-wide  blackout will apply if the issue is being  traded  on  behalf of a client at the time the  pre-clear request is made.  The blackout  will not apply to program  trades of  securities held within WellsCap-managed accounts.

All other issues are subject to a seven-day  firm-wide blackout period if traded on behalf of  WellsCap-managed  funds  (Mutual  funds,  DIFs,  Collectives)  and
WellsCap-managed accounts.

Blackout periods apply to both buy and sell transactions.

IV.4 Insider Trading

WellsCap  considers  information  MATERIAL if there is a substantial  likelihood that a  reasonable  shareholder  would  consider it important in deciding how to act. Information is considered NON-PUBLIC when it has not been disseminated in a manner making it available to investors  generally.  Information  becomes PUBLIC once  it  is  publicly  disseminated;  limited  disclosure  does  not  make  the information  public  (e.g.,  disclosure  by an  insider  to a  select  group  of persons).

The law  generally  defines  INSIDER  TRADING  as the  buying  or  selling  of a security,  in  breach  of  fiduciary  duty or other  relationship  of trust  and confidence,  while in possession of material,  non-public  information.  Insider trading is a  violation  of federal  securities  laws,  punishable  by a maximum prison  term of 10 years and fines of up to $1 million  for the  individual  and
$2.5 million for the firm.

TIPPING of material,  non-public  information  is  PROHIBITED.  An Access Person cannot trade,  either personally or on behalf of others,  while in possession of such information.

FRONT-RUNNING/SCALPING  involves trading on the basis of non-public  information regarding impending market transactions.

o    Trading ahead of, or  "front-running,"  a client or Wells Fargo mutual fund order in the same security; or
o    Taking a position  in stock  index  futures or options  contracts  prior to buying or selling a block or securities for a client or proprietary  mutual fund account (i.e., self-front running).

SCALPING occurs when an Access Person purchases shares of a security for his/her own account  shortly before  recommending  or buying that security for long-term investment  to a client and then  immediately  selling the shares at profit upon the rise in the market price following execution of the recommendation.

IV.5 Market Timing

WellsCap  prohibits  late  trading  and does not  engage in market  timing  when trading in mutual fund shares on behalf of its clients.

IV.6 Gifts

WellsCap, as a policy, follows Wells Fargo Bank's policy regarding gifts. Please refer to WFB Employee Handbook for requirements.  WellsCap also maintains a gift and entertainment guideline available for review on Capzone.

IV.7 Directorships and Other Outside Employment

WellsCap,  as a  policy,  follows  Wells  Fargo  &  Company's  policy  regarding directorships  and other  outside  employment.  Please refer to the Handbook for
Wells Fargo Team Members.

IV.8 Purchases and Sales of Securities Issued by Wells Fargo

WellsCap follows Wells Fargo & Company's policy regarding  securities  issued by
Wells Fargo & Company.  No  pre-clearance  is required for securities  issued by
Wells Fargo & Company;  however,  quarterly  reporting of purchases and sales of such securities is required.

Investments in Wells Fargo options (other than employee  stock  options),  puts, calls, short sales,  futures contracts or other similar  transactions  involving securities issued by Wells Fargo & Company are prohibited.

IV.9 Wells Fargo Mutual Funds

Mutual Fund Holdings

Access Persons are required to report Wells Fargo mutual fund holdings and other mutual funds subadvised by WellsCap.

Mutual Fund Transactions

On a quarterly  basis,  Access  Persons are required to report any  purchases or sales of Wells Fargo mutual funds and other mutual funds subadvised by WellsCap.
Money market funds are excluded from quarterly reporting.

Employee 401K Plans

Access  Persons are required to report  investment  option changes for their own and spouse 401K plans.

60 Days Holding Period

Access  Persons are  required to hold Wells Fargo  mutual funds and other mutual funds subadvised by WellsCap for 60 days. Money market funds are excluded.

V REGULATORY REQUIREMENTS

V.1 Investment Advisers Act of 1940 and Investment Company Act of 1940

The SEC  considers it a violation  of general  antifraud  provisions  of federal securities  laws whenever an adviser,  such as WellsCap,  engages in fraudulent, deceptive or manipulative conduct. As a fiduciary with responsibility for client assets, WellsCap cannot engage in activities, which would result in conflicts of interests  (for  example,  "front-running,"  scalping,  or favoring  proprietary accounts over those of the clients').

V.2 Regulatory Censures

THE  SEC  CAN  CENSURE,  PLACE  LIMITATIONS  ON THE  ACTIVITIES,  FUNCTIONS,  OR
OPERATIONS OF, SUSPEND FOR A PERIOD NOT EXCEEDING TWELVE MONTHS,  OR EVEN REVOKE
THE REGISTRATION OF ANY INVESTMENT ADVISER BASED ON a:

>>   Failure  reasonably to supervise,  with a view to preventing  violations of the provisions of the federal  securities laws, an employee or a supervised person who commits such a violation.
>>   However, no supervisor or manager shall be deemed to have failed reasonably to supervise any person, if
     (a)  there have been established procedures, and a system for applying such procedures,  which would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person and
     (b)  such  supervisor or manager has  reasonably  discharged the duties and obligations  incumbent  upon him/her by reason of such  procedures and systems without  reasonable  cause to believe that such procedures and system were not being complied with.

VI ACKNOWLEDGMENT AND CERTIFICATION

I certify that I have received, read, understood and recognize that I am subject to Wells Capital  Management's Code of Ethics and Policy on Personal  Securities
Transactions  and  Insider  Trading.  This Code is in  addition to Wells Fargo &
Company's policy on Business Conduct and Ethics applicable to all employees,  as outlined in the Employee Handbook.

In addition to certifying that I will provide complete and accurate reporting as required  by the Code and have  complied  with  all  requirements  of the  Wells
Capital Management Code, I certify that I will not:

Execute any prohibited purchases and/or sales, directly or indirectly,  that are outside those permitted by the Code;

Employ any device,  scheme or artifice to defraud  Wells  Fargo,  Wells  Capital
Management, or any company;

Engage in any act,  practice  or  course of  business  which  operates  or would operate as a fraud or deceit upon Wells Fargo,  Wells Capital  Management or any company; or

Make any untrue  statement of a material  fact, or omit to state a material fact necessary in order to make the statements,  in light of the circumstances  under which they are made, not misleading;

Engage in any manipulative  practice with respect to Wells Fargo,  Wells Capital
Management or any company;

Trade on inside information;

Trade ahead of or front-run any transactions for WellsCap managed accounts;

Trade without obtaining the necessary pre-clearance.

I understand  that it is a violation of the Investment  Advisers Act of 1940 and the  Investment  Company  Act of 1940 to fail to submit a record of my  personal securities transactions within 10 calendar days of quarter-end.

I  understand  that,  as an  employee  of  Wells  Capital  Management,  it is my responsibility  to  submit  a list of all  reportable  accounts  in which I have
beneficial   ownership/   interest   or  control   (as  defined  in  the  Code).
Additionally,  I will notify Wells Capital Management Compliance upon opening or closing brokerage accounts quarterly.

Any exceptions, where applicable, are noted as follows:
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

_______________________________________    _____________________________________
Signature                                  Date

_______________________________________
NAME (Print)

VII   FREQUENTLY ASKED QUESTIONS (FAQs)

1.   Who  should  I  submit  pre-clearance  requests  to,  what  is the  minimum information required, and what are the hours for submission of requests?

     All pre-clearance requests should be submitted through iTrade.

     In the  event  you do hot have  access to  iTrade,  pre-clearance  requests should be  submitted,  via email,  to  FALLSCMP@wellscap.com.  For specific questions or concerns  regarding the Code, you may direct your inquiries to
     Mai  Shiver,  our  Chief  Compliance  Officer  (mai.shiver@wellscap.com  or
     415/222-9099)

     At a minimum,  indicate  whether the request is for a BUY or SELL,  include the name and ticker symbol of the security/securities,  the share amount to be traded, and the account number in which the trade will occur.

     Requests can be submitted  beginning 4:00 am (Pacific) and no later than an hour before the close of the equity markets. Pre-clearance requests will be processed beginning 7:00 am (Pacific).  Pre-cleared  requests are only good for the day.

2.   What is the submission deadline for Quarterly Trade Report?

     Quarterly  Trade  Reports  are due 30  calendar  days after the end of each quarter. If the 30th day falls on a weekend or a holiday, the report is due the business day preceding the weekend or the holiday.  The 30-day deadline is a regulatory  requirement.  Access  Persons can also complete and submit the Trade Report to Compliance  when the trade is executed  without waiting for quarter end to ensure timely submission.

3.   Why  are  duplicate   copies  of  confirms  and  statements   submitted  to
     Compliance? Would the Quarterly Report and pre-clear requests suffice?

     This is a regulatory requirement from a report issued by the SEC's Division of Investment Management (IM). The IM Report, among other things,  enlisted the NASD to  adopt a rule  requiring  its  members  to  notify a fund or an investment  adviser  whenever  an Access  Person  opens an account  with an
     NASD-member broker. Upon request of the fund or adviser,  the member broker is required  to  transmit  duplicate  copies of the Access  Person's  trade confirms and account statements.

4.   Why  is  a  Quarterly  Trade  Report  required  if  duplicate  confirms  or statements are already received from brokers?

     WellsCap as investment  adviser is required to obtain  personal  securities transaction  information  from all  Access  Persons.  In  order  to  ensure compliance with the law, our policy requires Access Persons to complete the quarterly  reports in case that  WellsCap  have not received  your brokers'
     statement or confirmations timely. Access Persons do not need to complete a quarterly trade report if: 1) the Access Person provides a website printout of  transaction  history from the broker or 2) the Access  Person  confirms with Compliance every quarter that we have your broker statements within 30 days after quarter end.

5.   What is the 60-day rule and is it a regulatory requirement?

     The 60-day rule  prohibits  Access Persons from profiting from the purchase and sale,  and  short  sale and  purchase,  of the same  securities  within
     60-days.

     This is not an SEC requirement but a taskforce guideline  instituted by the
     Investment  Company Institute (ICI), the  self-regulating  organization for the mutual fund industry. Similarly, GIPS also has recommended restrictions along the same lines.  Because the mutual fund board  approves  our Code of
     Ethics and expects us to follow the taskforce guidelines from the ICI/GIPS, we are closely bound by those restrictions.

6.   What is the pre-clearance policy on option transactions?

     Purchase  and Sales of option  contracts  are subject to the  pre-clearance requirements.  When  approved  options are  exercised  automatically  (i.e.
     Access  Persons  have no  control  over when the  options  are  exercised), pre-clearance  is not required.  However,  if the Access Persons chooses to exercise the options,  pre-clearance  is required and will be approved on a case-by case basis.  The objective is to avoid any  appearance of conflicts of  interest,  especially  in  instances  when the same  security  is being executed for managed funds.

7.   What  types of trust  accounts  does an Access  Person  need to report  and pre-clear?

     All Access Persons must report  securities for the following types of trust accounts  (Note:  Access  Persons must also  pre-clear  securities  for the account types listed below.):

     A.   A  trust  account  for  which  the  Access  Person  is a  trustee,  or beneficiary and has both investment control and a pecuniary interest;

     B.   A trust  account  for which the  Access  Person is a trustee  that has investment  control and at least one  beneficiary  of the trust is the trustee's  immediate family member (whether they live with the trustee or not);

     C.   A trust account for which the Access Person is a trustee that receives a performance-related fee from the trust;

     D.   A trust account for which the Access Person is a settlor that has both the power to revoke the trust  without the  consent of another  person and investment control.

     Note: Access Persons do not need to report the following:

     (1)  A trust  account  for which the  Access  Person is a trustee  that has investment control but neither the trustee nor the trustee's immediate family  member  (whether  they live with the  trustee  or not) has any pecuniary interest;

     (2)  A trust  account  for which the Access  Person is a  beneficiary  or a settlor that does not exercise or share investment  control (including a blind trust).

8.   If  an  Access  Person  has a  financial  planner  or  consultant  who  has investment  control over his/her accounts;  does he/she need to report such accounts?  Does the Access Person's financial planner or consultant need to pre-clear?

     Yes, an Access person must pre-clear because the Access Person can directly or  indirectly  influence or control the buying or selling of securities in such  accounts.  In cases  where the  financial  planner or  consultant  is sending a pre-clearance  request on behalf of the Access Person,  it is the
     Access Person's responsibility to ensure that:

     A.   The  financial  planner or  consultant  is fully  aware of  WellsCap's pre-clearance policy.

     B.   Pre-clearance  approval  is  received  from  Compliance  prior  to the financial planner or consultant executing the trade.

     Exceptions  can  be  made  on a  case-by-case  basis  and  are  subject  to evaluation and approval by the Chief Compliance Officer.

9.   Why is it necessary for Access  Persons to report  Wellscap  managed mutual fund transactions?

     The SEC has  adopted a rule that  requires  investment  advisers to adopt a code of ethics which requires reporting of personal securities transactions including mutual fund holdings and transactions managed by the adviser.

Code of Ethics Changes                                                                      Date

1.  Section III.1  Pre-clearance                                                            4-8-05
    Access Persons must pre-clear personal transactions specified in Section III.5
    Pre-clearance requests must include # of shares and account number.

2.  Section III.3  Personal Security Transactions - Equity Fund Managers                    4-8-05
    Prior approval is require from the Chief Compliance Officer for common securities sold in personal accounts.

3.  Section III.5   Pre-Clearance and Reporting Requirements                                4-8-05
    Addition of security type to pre-clearance and reporting table- private funds managed by WellsCap.

4.  Section IV.1  Restricted Securities                                                     4-8-05
    S&P500 stocks subject to same day blackout during execution of client trades.

5.  Section 1.2  "Access Persons"                                                           7-1-05
    Access Persons listing will be updated regularly but no less than quarterly.

6.  Section III.1  Pre-clearance                                                            7-1-05
    Addition of employees that have access to the electronic pre-clearance system, pre-clearance requests should be submitted via such system.

7.  Section III.2  Trade Reports                                                            7-1-05
    Deletion of the using the Request for Duplicate Confirms form when a broker is unable to send duplicate copies.  The access person is responsible for submitting required documentation.

8.  Section III.4   Post Review                                                             7-1-05
    Front running review on personal securities transactions for Access Persons.

9.  Section III.5  Pre-Clearance and Reporting Requirements                                 7-1-05
    Addition of security type "holders" to pre-clearance and reporting table.

10. Section IV.4  Blackout Periods                                                          7-1-05
    The 7-day blackout period will also be applicable to WellsCap managed client accounts in addition to Wellscap managed funds.

11. Section IV.10  Wells Fargo Mutual Funds                                                 7-1-05
    Access Persons are required to hold Wells Fargo mutual funds and Wellscap sub-
    advised mutual funds for 60 days unless transacting for a loss.

12. Section III.1 Pre-clearance                                                             9-15-05
    Update e-mail address for pre-clearance requests not submitted through the electronic pre-clearance system.

13. Section III.2 Trade Reports                                                             9-15-05
    Update e-mail address and MAC address for submission of required reports.

14. Section VI Acknowledgment and Certification                                             9-15-05
    Update MAC address for submission of required documents.

15. Section VII Frequently Asked Questions - Question 1                                     9-15-05
    Update e-mail address and CCO name and contact information.

16. Section I.3 Beneficial Ownership                                                        2-21-06
    Clarified the personal securities transaction reports to include all account over which Access Persons have beneficial interest or over which Access Persons have direct or indirect control.

17. Section III.1 Pre-clearance                                                             2-21-06
    Revised the pre-clearance section to provide that: pre-clearance requests must be sent via the iTrade system; pre-clearance requests can be submitted via e-mail or phone in limited circumstances; all pre-clearance requests must be submitted by the Access Person; requests may be submitted beginning 4:00 a.m. (Pacific) until an hour before the close of market, however, request processing will begin at 7:00
    a.m. (Pacific); and pre-cleared trades will be valid for up to the amount of shares requested for a specific account.

18. Section III.5 Pre-Clearance and Reporting Requirements                                  2-21-06
    Added Exchange Traded Funds (both open-end and unit investment trusts) as a security type that must be reported on a quarterly basis per SEC no-action letter.

19. Section III.8 Initial and Annual Holdings Report                                        2-21-06
    Revised the section to clarify that a brokerage account includes 401k accounts and statement of holdings includes Wells Fargo mutual fund accounts and Wells
    Fargo sub-advised mutual fund accounts.

20. Section IV.6 Independent Research                                                       2-21-06
    Deleted this provision as unnecessary and outdated.

21. Section IV.7 Gifts                                                                      2-21-06
    Included language to provide that WellsCap also maintains a gift and entertainment guideline.

22. Miscellaneous                                                                           2-21-06
    Revised the Frequently Asked Questions and Code of Ethics changes to incorporate corresponding revisions.  Also included grammatical/spelling and miscellaneous edits to the Code in general.

23. Section I.1 Introduction                                                                10-2-06
    Included language to provide for a special circumstance exemption request procedure for Access Persons.

24. Section II.1 Violations of the Code                                                     10-2-06
    Added language stating violations of the Code are reported to clients upon request.

25. Section II.3 Dismissal and/or Referral to Authorities                                   10-2-06
    Deleted language regarding reporting Code violations to the Wells Fargo Funds
    Boards of Trustees quarterly as repetitive to Section II.1.

26. Section III.5 Pre-Clearance and Reporting Requirements                                  10-2-06
    Clarified that municipal bonds rated A or higher does not need to be pre-cleared.

27. Section III.7 Acknowledgement of Brokerage Accounts                                     10-2-06
    Modified section and renamed the Acknowledgement of Brokerage Accounts to
    Acknowledgement of Reportable Accounts.  Included a definition of reportable accounts.

28. Section III.8 Initial and Annual Holding Report                                         10-2-06
    Modified the time period from "initial employment date" to "start date" for clarity.

29. Section IV.1 Restricted Securities                                                      10-2-06
    Deleted the word "index" from index program trades for accuracy.

30. Section IV.3 Blackout Periods                                                           10-2-06
    Clarified that blackout period do not apply to program trades.

31. Section IV.9 60 Day Holding Period                                                      10-2-06
    Clarified that the 60 day holding period applies regardless of whether the transaction results in a loss.

32. Section VI Acknowledgement and Certification                                            10-2-06
    Modified brokerage accounts to reportable accounts to correspond to changes made in Section III.7.  Also deleted the form due date and MAC address as unnecessary.

33. Section VII Frequently Asked Questions (FAQs)                                           10-2-06
    Replaced the term AIMR with the updated industry term of GIPS for question #5.